Exhibit 107

Calculation of Filing Fee Tables(1)

424(b)(5)

(Form Type)

Xcel Energy Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $2.50 par value per share	Rule 457(o) and Rule 457(r)	—	—	$2,500,000,000	0.00014760	$369,000

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$2,500,000,000		$369,000

	Total Fees Previously Paid							—

	Total Fee Offsets							$8,222(2)(3)

	Net Fee Due							$360,778(2)(3)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims		—	—	—		—

Fee Offset Sources	—	—	—		—						—

Rule 457(p)

Fee Offset Claims	Xcel Energy Inc.	424(b)(5)	333-255446	November 5, 2021		$8,222(2)(3)	Equity	Common Stock, $2.50 par value per share	—	$88,702,168(2)(3)

Fee Offset Sources	Xcel Energy Inc.	424(b)(5)	333-255446		November 5, 2021						$74,160(2)(3)

1)

In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, Xcel Energy Inc. (the “Registrant”) initially deferred payment of all of the registration fee in respect of the base prospectus filed with, and forming a part of, the Registration Statement on Form S-3 (File No. 333-275228) which was filed on October 31, 2023 (the “Registration Statement”). Table 1 above shall be deemed to update the “Calculation of Filing Fee Tables” in the Registration Statement. The prospectus supplement to which this exhibit is attached is a final prospectus supplement for the related offering. The maximum aggregate offering price of that offering is $2,500,000,000.

2)

On April 21, 2021, the Registrant filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3 (Registration No. 333-255446) (the “2021 Registration Statement”) registering an unspecified amount of its securities specified therein, including its common stock, $2.50 par value per share (“common stock”). On November 5, 2021, the Registrant filed with the SEC a prospectus supplement to the 2021 Registrant Statement to register the offer and sale from time to time of shares of common stock having an aggregate gross sales price of up to $800,000,000 (the “2021 ATM Prospectus Supplement”) and paid $74,160 in registration fees in connection therewith. The Registrant has terminated the offering of common stock under the 2021 ATM Prospectus Supplement, and at the time of termination, $88,702,168.27 (rounded down to $88,702,168) of common stock remained unsold under the 2021 ATM Prospectus Supplement, and $8,222.00 of previously-paid fees remain unutilized and available for future registration fees pursuant to Rule 457(p) under the Securities Act of 1933, as amended (the “Securities Act”).

3)

Calculated in accordance with Rule 457(r) under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby partially offsets the registration fee due in connection with this filing against the $8,222 remaining balance associated with unsold securities under the 2021 ATM Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, the $369,000 filing fee currently due in connection with this filing is offset in part against the $8,222 remaining balance for such unsold securities under the 2021 ATM Prospectus Supplement resulting in a fee of $360,778 remitted with this filing.